As filed with the Securities and Exchange Commission on December 7, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JACOBS ENGINEERING GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1111 South Arroyo Parkway

Pasadena, California 91105

(626) 578-3500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey A. LeSage

Gibson, Dunn & Crutcher LLP

333 South Grand Avenue, Suite 4700

Los Angeles, California 90071

(213) 229-7000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock (1) (par value $1.00 per share)	8,000,000 shares	(2)	$85.52(3)	$684,160,000	$21,003.72

(1)	Also includes associated preferred share rights to purchase shares of our common stock, which preferred rights are not currently separable from the shares of common stock and not currently exercisable.
(2)	If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered changes, the provisions of Rule 416(a) under the Securities Act of 1933, as amended, shall apply, and this registration statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this registration statement.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low per share sale price of our common stock on the New York Stock Exchange on December 3, 2007.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 7, 2007

PROSPECTUS

Jacobs Engineering Group Inc.

By this prospectus, we offer up to

8,000,000 shares of Common Stock

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using the shelf registration process. This prospectus covers up to 8,000,000 shares of common stock that we may offer and issue from time to time to acquire other securities, businesses or assets. We will negotiate the price, structure and terms of these transactions with the owners or controlling persons of the securities, businesses or assets that we acquire. We anticipate that shares issued in connection with these transactions will be valued, for purposes of determining the number of shares to be issued, at prices related to the market price of our common stock as of one or more times during the period between the time the terms of an acquisition are agreed upon and the time the shares are issued. Persons to whom we issue common stock under this prospectus may also use this prospectus to resell the common stock. We have not fixed a period of time during which the common stock offered by this prospectus may be offered or sold.

We also may issue shares upon the exercise of options, warrants, convertible securities or other similar securities assumed or issued by us from time to time in connection with these transactions.

No underwriting discounts or commissions will be paid in connection with the issuance of shares of common stock covered by this prospectus. Finders’ or other fees may be paid from time to time to persons who assist us in finding the securities, businesses or assets to acquire. Any person receiving a finder’s or other fee may be deemed an “underwriter” within the meaning of the Securities Act of 1933, as amended.

Our common stock is traded on the New York Stock Exchange under the symbol “JEC.” On December 6, 2007, the last reported per share sale price of our common stock was $94.11.

Investing in our common stock involves risks. See “ Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is

References to Additional Information

This prospectus incorporates important business and financial information about Jacobs Engineering Group Inc. from other documents that are not included in or delivered with this prospectus. As described under the captions “Where You Can Find Available Information” and “Incorporation of Certain Information by Reference,” this information is available without charge to security holders upon written or oral request to:

General Counsel

Jacobs Engineering Group Inc.

1111 South Arroyo Parkway

Pasadena, California 91105

Phone: (626) 578-3500

To obtain timely delivery of this information, a request must be made no later than five (5) business days before the date of an investment decision.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus or in any of the materials that we have incorporated by reference into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

ABOUT THIS PROSPECTUS

Under the shelf registration process, we may offer, from time to time, up to 8,000,000 shares of common stock to acquire, among other things, other securities, businesses or assets. All of the shares of common stock offered by this prospectus may, subject to certain conditions, also be offered and resold from time to time pursuant to this prospectus by stockholders who receive our common stock as a result of such acquisitions. This prospectus provides a general description of the common stock that we may offer and issue and that may be offered and sold by selling stockholders. We may add, update or change the information contained in this prospectus by means of one or more prospectus supplements. Before investing in the common stock, both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find Available Information,” should be carefully reviewed. Our principal executive office is located at 1111 South Arroyo Parkway, Pasadena, California 91105, and the telephone number is (626) 578-3500.

Unless the context otherwise requires, the terms “Jacobs” or the “Registrant” refer to Jacobs Engineering Group Inc. and its predecessors, and the terms “the Company”, “we”, “our” and “us” refer to both Jacobs Engineering Group Inc. and its consolidated subsidiaries. The term “you” refers to a prospective investor.

THE COMPANY

We are one of the largest professional services firms in the United States. Our business focuses exclusively on providing a broad range of technical, professional, and construction services to a large number of industrial, commercial, and governmental clients around the world. We provide four broad categories of services: Project Services (which include engineering, design, architectural, and similar services); Process, Scientific, and Systems Consulting services (which includes services performed in connection with a wide variety of scientific testing, analysis, and consulting activities); Construction services (which encompasses traditional field construction services as well as modular construction activities, and includes direct-hire construction and construction management services) and Operations and Maintenance services (which includes services performed in connection with operating large, complex facilities on behalf of clients as well as services involving process plant maintenance). We provide our services through offices and subsidiaries located principally in North America, Europe, Asia, and Australia.

R ISK FACTORS

Investing in the common stock of Jacobs involves risks. These risks include normal market risks, which are generally outside the control of the Registrant, and risks that are inherent in our business. Before deciding whether to invest, you should carefully consider the risk factors described herein and in the periodic reports we file with the Securities and Exchange Commission (the “Commission”). These periodic reports are incorporated by reference in this prospectus. The following risks can occur independent of each other or simultaneously. If any of the risks actually occur, our business, financial condition, and results of operations could suffer, and the trading price of Jacobs’ common stock could decline, and you might lose part or all of the value of your investment in Jacobs.

We engage in a highly competitive business. Increased competition for professional services could reduce our market share and profits.

There is intense competition to provide the various technical professional services and construction and construction management services we provide. The extent of such competition varies according to the industries and markets in which our clients operate as well as the geographic areas in which we operate. The degree and type of competition we face is also often influenced by the type of projects for which we compete. For example, with respect to our construction and operations and maintenance services, clients generally award large projects (multi-million dollar design-build and program management projects, for example) to large contractors. Some of our competitors are larger and may possess greater resources than we do, which may give them an advantage when bidding for certain of these large projects. Conversely, the relatively small amount of capital required for a business providing engineering, design, architectural, and consulting services creates a relative ease of market entry for a new entrant possessing acceptable professional qualifications and certifications. As a result, our competitors range from small, local or regional firms to large, national and international organizations. If we are unable to compete effectively in the geographic areas in which we operate, we may experience a loss of market share or reduced profitability or both.

Our larger competitors for engineering, construction, and maintenance services for process plants include the Bechtel Corporation; Fluor Corporation; Foster Wheeler Ltd.; Washington Group International; KBR, Inc.; Aker Kvaerner; Technip; WorleyParsons; and AMEC plc. In the area of buildings, our competitors include several of the competitors previously mentioned as well as HDR, Inc.; Hellmuth, Obata & Kassabaum; AeCOM Technology; and Turner Construction. In the area of infrastructure, our competitors include several of the competitors previously mentioned as well as Parsons Brinckerhoff; URS Corporation; HNTB; Tetra Tech Inc.; Parsons Corporation; and W.S. Atkins. In the area of U.S. federal programs, our principal competitors include several of the competitors listed above as well as the Shaw Group; SAIC; CH2M Hill; Weston Solutions; Lockheed Martin Corporation; and Computer Sciences Corporation. And in the area of pulp and paper, our principal competitors include BE&K and AMEC plc.

Our continued success is dependent on our ability to hire and retain qualified personnel.

There is intense demand for employees who are able to perform the services we provide. The success of our business is dependent upon our ability to attract and retain personnel, including engineers, architects, designers, and corporate management professionals who have the necessary and required experience and expertise. In addition, there is significant demand for qualified craft personnel in the geographic areas where our construction and maintenance sites are located. In certain geographic areas we may not be able to satisfy the demand for our services because of our inability to successfully hire and retain qualified personnel. If we cannot find and retain highly qualified and trained engineers, architects, designers and corporate management employees or hire skilled craft personnel as needed, it could have a material adverse impact on our business and financial results.

The outcome of pending and future claims and litigation could have a material adverse effect on our business.

The nature of our business occasionally results in clients, subcontractors and vendors presenting claims against us for recovery of costs they incurred in excess of what they expected to incur, or for which they believe they are not contractually responsible. Similarly, and in the normal course of business, we may present claims and change orders to our clients for costs we have incurred for which we believe we are not contractually responsible or for services provided that were either requested by the client or were otherwise required by the nature of the project. If we fail to document properly the nature of our claims and change orders or are otherwise unsuccessful in negotiating reasonable settlements with our clients, subcontractors, and vendors, we could incur cost overruns and experience reduced profits or, in some cases, suffer a loss for that project. Additionally, irrespective of how well we document the nature of our claims and change-orders, the cost to prosecute and defend claims and change-orders can be significant.

In the normal course of business, we are subject to certain contractual guarantees and litigation. Generally, such guarantees relate to project schedules and plant performance. Most of the litigation in which we are involved as a defendant relates to workers’ compensation; personal injury; environmental; employment/labor; professional liability; and other similar lawsuits. We maintain insurance coverage for various aspects of our business and operations. However, we have elected to retain a portion of losses that may occur through the use of various deductibles, limits, and retentions under our insurance programs which may subject us to some future liability for which we are only partially insured, or completely uninsured.

Construction sites and maintenance sites are inherently dangerous workplaces. If we fail to maintain safe work sites, we can be exposed to significant financial losses as well as civil and criminal proceedings.

Construction sites and maintenance sites are inherently dangerous workplaces. Construction and maintenance projects often require putting our employees in close proximity with large pieces of mechanized equipment, moving vehicles, chemical and manufacturing processes, and highly-regulated materials. On those projects where we are responsible for site safety, we are obligated to implement procedures to ensure that workers are not injured. In the event we either fail to implement such procedures or if the procedures we implement are ineffective, our employees and other may become injured, and we could incur significant financial losses. In addition, the Company could be found liable for failing to comply with government regulations dealing with occupational health and safety.

Regulations dealing with occupational health and safety are continually evolving. We maintain functional groups within the Company whose primary purpose is to ensure that effective health, safety, and environmental (HSE) work procedures are implemented throughout our organization, including construction sites and maintenance sites. In spite of these efforts, the Company could suffer losses relating to safety issues at our construction and maintenance sites, or fail to comply with all HSE regulations applicable to our business.

We perform certain contracts through partnerships and joint ventures. Participation in joint ventures exposes us to certain other risks and uncertainties.

As is common in the industry, we execute certain contracts jointly with other contractors through various forms of joint ventures, including general partnerships. These arrangements expose us to a number of risks, including the risk that our partners may not be able to fulfill their obligations under the partnership agreements and related client contracts. There is also a risk that our partners may be incapable of providing the required financial support to the partnerships. Disputes can arise not only between us and our joint venture partners, but also between the joint ventures and the clients.

The contracts in our backlog may be adjusted, cancelled or suspended by our clients. Additionally, even if fully performed, our backlog may not be a good indicator of our future gross margins.

At September 30, 2007, our backlog totaled approximately $13.6 billion. In accordance with industry practice, substantially all of our contracts are subject to cancellation or termination at the discretion of the client. In addition, our backlog is subject to changes in the scope of services to be provided as well as adjustments to the costs relating to the contracts. Accordingly, there is no assurance that the amount of backlog in-hand at September 30, 2007 will actually be realized as revenues.

The gross margins (i.e., contract revenue less direct costs of contracts) can vary considerably between contracts. One aspect of our business that can have a significant effect on the gross margins we realize on our contracts and projects is the amount of pass-through costs incurred. When we are directly responsible for engineering, design, procurement and construction of a project or the maintenance of a client’s plant or facility, we reflect the costs of materials, equipment, and subcontracts in both revenues and costs. On other projects, where the client elects to pay for such items directly, and we have no associated responsibility for such items, these amounts are not reflected in either revenues or costs. Since pass-through costs typically do not bring significant margins with them, it is not unusual for us to experience an increase or decrease in revenues without experiencing a corresponding change in our gross margins.

Additionally, the way we perform on our individual contracts can affect greatly our gross margins and hence, future profitability. In some of the markets we serve there is an increasing trend towards cost–reimbursable contracts with incentive-fee arrangements. Typically, our incentive fees are based on such things as achievement of target completion dates or target costs; overall safety performance; overall client satisfaction; and/or other performance criteria. If we fail to meet such targets or achieve the expected performance standards, we may receive a lower, or even zero, incentive fee resulting in lower gross margins. Accordingly, there is no assurance that the contracts in backlog, assuming they produce the revenues currently expected, will generate gross margins at the rates we have realized in the past.

Our business is dependent on the timing and funding of new awards, and we are vulnerable to the cyclical nature of the markets in which our clients operate.

We provide technical professional, and construction services to clients operating in a number of markets including oil and gas exploration, production, and refining; long-term programs for various national governments, including the U.S.; chemicals and polymers; pharmaceuticals and biotechnology; infrastructure; buildings; and other, general industrial and consumer businesses and markets (such as technology and manufacturing; pulp and paper; food and consumer products; and mining and minerals). These individual markets are generally cyclical in nature. Because we are dependent on the timing and funding of new awards, we are therefore vulnerable to unanticipated downturns in our clients’ markets and industries. As a result, our past results have varied considerably and may continue to vary depending upon the demand for future projects in the industries listed above, and the geographic regions in which we operate.

Contracts with the U.S. federal government and other governments and their agencies pose additional risks relating to future funding and compliance.

Contracts with the United States and other governments and their agencies are subject to various uncertainties, restrictions and regulations, including oversight audits by various government authorities and profit and cost controls. In the U.S., government contracts are also exposed to uncertainties associated with Congressional funding. The U.S. federal government is under no obligation to maintain funding at any specific level, and funds for a program may even be eliminated.

In addition, U.S. government contracts are subject to specific procurement regulations and a variety of other socio-economic requirements. For example, we must comply with the Federal Acquisition Regulation, the Truth in Negotiations Act, the Cost Accounting Standards, the Service Contract Act, and Department of Defense security regulations. We must also comply with various other government regulations and requirements as well as various statutes related to employment practices, environmental protection, recordkeeping and accounting. If we fail to comply with any of these regulations, requirements or statutes, our existing government contracts could be terminated, and we could be temporarily suspended or even debarred from government contracting or subcontracting.

We also run the risk of the effects of government audits, investigations and proceedings, and so-called “qui tam” actions brought by individuals or the government under the U.S. Federal False Claims Act that, if an unfavorable result occurs, could impact our profits and financial condition, as well as our ability to obtain future government work. For example, government agencies routinely review and audit government contractors. If these agencies determine that a rule or regulation has been violated, a variety of penalties can be imposed including monetary damages, and criminal and civil penalties, all of which would harm our reputation with the government or even debar us from future government activities.

If one or more of our government contracts are terminated for any reason including for convenience, if we are suspended from government contract work, or if payment of our costs is disallowed, we could suffer a significant reduction in expected revenues and profits.

We bear the risk of cost overruns in fixed-price and guaranteed maximum price contracts (these contracts accounted for approximately 12% of our fiscal 2007 revenues). We may experience reduced profits or, in some cases, losses under these contracts if costs increase above our estimates.

For the year ended September 30, 2007, approximately 12% of our revenues was earned under contracts that were either fixed-price or guaranteed maximum price in nature. For such contracts, we bear the risk of paying some, if not all, of any cost overruns. Under fixed price and guaranteed maximum-price contracts, contract prices are established in part on cost and scheduling estimates which are based on a number of assumptions, including assumptions about future economic conditions, prices and availability of labor, equipment and materials, and other exigencies. If these estimates prove inaccurate, or if circumstances change such as unanticipated technical problems, difficulties in obtaining permits or approvals, changes in local laws or labor conditions, weather delays, cost of raw materials or our suppliers’ or subcontractors’ inability to perform, cost overruns may occur and we could experience reduced profits or, in some cases, a loss for that project. Errors or ambiguities as to contract specifications can also lead to cost-overruns.

International operations, unfavorable political developments, natural disasters and weak foreign economies may seriously harm our financial condition.

For the year ended September 30, 2007, approximately 41% of our revenues was earned from clients outside the U.S. Our business is dependent on the continued success of our international operations, and we expect that our international operations will continue to account for a significant portion of our total revenues. At a minimum, our reported financial condition and results of operations are exposed to the effects (both positive and negative) that fluctuating exchange rates have on the process of translating the financial statements of our international operations, which are denominated in currencies other than the U.S. dollar, into the U.S. dollar. In addition, our international operations are subject to a variety of risks, including:

•	Recessions in foreign economies and the impact on our costs of doing business in those countries;

•	Difficulties in staffing and managing foreign operations;

•	Unexpected changes in regulatory requirements;

•	The adoption of new, and the expansion of existing, trade restrictions;

•	Acts of war and terrorism;

•	The ability to finance efficiently our foreign operations;

•	Social, political and economic instability;

•	Limitations on the ability to repatriate foreign earnings; and

•	Natural disasters or other crises, such as the outbreak of Severe Acute Respiratory Syndrome commonly known as SARS or Avian “bird” flu.

Rising inflation, interest rates and/or construction costs could reduce the demand for our services as well as decrease our profit on our existing contracts, in particular with respect to our fixed price contracts.

Because a significant portion of our revenues are earned from cost-reimbursable type contracts (approximately 88% during fiscal 2007) the effects of inflation on our financial condition and results of operations over the past few years have been generally minor. However, we bear all of the risk of rising inflation with respect to those contracts that are fixed-price and may be at risk to the effects of rising inflation with respect to those contracts that are guaranteed maximum-price. In addition, rising inflation, interest rates and/or construction costs could reduce the demand for our services. Furthermore, if we expand our business into markets and geographic areas where fixed-price and lump-sum work is more prevalent, inflation may have a larger impact on our results of operations in the future. Therefore, increases in inflation, interest rates and/or construction costs could have a material adverse effect on our business and financial results.

Our business strategy relies in part on acquisitions to sustain our growth. Acquisitions of other companies present certain risks and uncertainties.

Our business strategy involves growth through, among other things, the acquisition of other companies. Such growth involves a number of risks, including:

•	Difficulties relating to combining previously separate entities into a combined, integrated, and efficient business;

•	Diversion of management’s attention from day-to-day operations;

•	Assumption of liabilities of an acquired business, including liabilities that were unknown at the time the acquisition transaction was negotiated;

•	Failure to realize anticipated benefits, such as cost savings and revenue enhancements;

•	Potentially substantial transaction costs associated with business combinations;

•	Potential impairment resulting from the overpayment for an acquisition;

•	Difficulties relating to assimilating the personnel, services and systems of an acquired business and to assimilating marketing and other operational capabilities; and

•	Difficulties in applying and integrating our system of internal controls to an acquired business.

In addition, there is no assurance that we will continue to locate suitable acquisition targets or that we will be able to consummate any such transactions on terms and conditions acceptable to us. Acquisitions may bring us into businesses we have not previously conducted and expose us to additional business risks that are different than those we have traditionally experienced.

In the event we issue stock as consideration for certain acquisitions we may make, we could dilute share ownership.

We grow our business organically as well as through acquisitions. One method of acquiring companies or otherwise funding our corporate activities is through the issuance of additional equity securities. Should we issue additional equity securities, such issuances could have the effect of diluting our earnings per share as well as our existing stockholders’ individual ownership percentages in the Company.

Delaware law and our charter documents may impede or discourage a takeover or change of control.

We are a Delaware corporation. Certain anti-takeover provisions of the Delaware general corporation law impose restrictions on the ability of others to acquire control of us. In addition, certain provisions of our charter documents may impede or discourage a takeover. For example:

•	Our Board of Directors is divided into three classes serving staggered three year terms;

•	Only our Board of Directors can fill vacancies on the board;

•	There are various restrictions on the ability of a stockholder to nominate a director for election; and

•	Our Board of Directors can authorize the issuance of preference shares.

These types of provisions, as well as our Shareholder Rights Agreement, could make it more difficult for a third party to acquire control of us, even if the acquisition would be beneficial to our stockholders. Accordingly, stockholders may be limited in the ability to obtain a premium for their shares.

FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus contains forward-looking statements that are not based on historical fact. When used in this prospectus, words such as “expects”, “anticipates”, “believes”, “seeks”, “estimates”, “plans”, “intends”, and similar words are intended in part to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although such statements are based on management’s current estimates and expectations, and currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain and involve risks and uncertainties that could cause our actual results to differ materially from what may be inferred from the forward-looking statements. Some of the factors that could cause or contribute to such differences are discussed under the heading “Risk Factors.” We undertake no obligation to release publicly any revisions or updates to any forward-looking statements that are contained in this document. We encourage you to read carefully the risk factors incorporated by reference in this document and included in other documents we file from time to time with the Commission.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue two classes of capital stock, designated common stock and preferred stock. The total amount of authorized capital stock is 241,000,000 shares, divided into 240,000,000 shares of common stock, par value $1.00 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share. At December 4, 2007, 121,001,157 shares of common stock and no shares of preferred stock were outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The vote of the holders of a majority of the stock represented at a meeting at which a quorum is present is generally required to take stockholder action, unless a greater vote is required by law or our charter documents. Stockholders are not entitled to cumulative voting in the election of directors.

Holders of common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. Holders of common stock have no preemptive rights, and the common stock is not entitled to any sinking fund, redemption or conversion provisions. On our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in our net assets remaining after the payment of all creditors and liquidation preferences of preferred stock, if any. The outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.

Preferred Stock

We may issue preferred stock in series with any rights and preferences as may be authorized by our board of directors. We will file a certificate of designations with the State of Delaware with regard to each particular series of preferred stock authorized by our board of directors in accordance with the corporate laws of the State of Delaware. Each certificate will establish the designations, powers, preferences and rights of the series of preferred stock to which it relates and any qualifications, limitations or restrictions of the series.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws

Some provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest. These provisions may delay stockholder actions with respect to business combinations and the election of new members to our board of directors. As such, these provisions could discourage open market purchases of our common stock because a stockholder who desires to participate in a business combination or elect a new director may consider them disadvantageous. These provisions include:

Board of Directors

Our Amended and Restated Bylaws presently provide for eleven directors, and our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws divide the board of directors into three classes with the terms of office of the directors of each class ending in different years. Class I has three directors, Class II has four directors and Class III has four directors. Also, our Amended and Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of common stock to remove a director.

No Stockholder Action by Written Consent

Delaware law provides that stockholders may take action by written consent in lieu of a stockholder meeting. However, Delaware law also allows us to eliminate stockholder actions by written consent, which we have done. Elimination of written consents of stockholders may lengthen the amount of time required to take stockholder actions because actions by written consent are not subject to the minimum notice requirement of a stockholder meeting. The elimination of stockholders’ written consents may also deter hostile takeover attempts. Without the availability of stockholders’ actions by written consent, a holder controlling a majority of our capital stock would not be able to amend our Amended and Restated Bylaws or remove directors without holding a stockholders meeting.

Special Meetings of Stockholders

Our Amended and Restated Certificate of Incorporation provides that special meetings of our stockholders may be called only by the board of directors, a committee of the board, or the chairman of the board. As a result, stockholders must rely on the board of directors to call a special meeting or wait until the next annual meeting to hold a vote on extraordinary matters like a significant transaction and would have to comply with the notice provisions described below. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace the board also could be delayed until the next annual meeting.

Advance Notice Procedure

Our Amended and Restated Bylaws establish an advance notice procedure for stockholders to propose nominations of persons for election to the board of directors. Generally, the advance notice provisions require that written notice of the nominations must be given to our secretary no less than 60 days nor more than 90 days prior to the annual meeting. However, if notice or prior public disclosure of the annual meeting date is given less than 70 days prior to the meeting, the notice must be received by our secretary no later than the close of business on the tenth day following the day on which notice of the annual meeting date was mailed or public disclosure was made.

At an annual meeting, stockholders may only consider proposals or nominations specified in the notice of meeting, brought before the meeting by or at the direction of the board of directors, or brought before the meeting by a stockholder who has complied with the notice provisions described above. Our Amended and Restated Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock will be available for future issuance without stockholder approval in certain circumstances. These shares may be utilized for a variety of corporate purposes, including public offerings to raise additional capital, acquisitions, and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of a majority of our stock by means of a proxy contest, tender offer, merger, or otherwise.

Material Provisions of Delaware Law

As a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an “interested stockholder” from engaging in a “business combination” with us for three years following the date that person became an interested stockholder, unless:

•

before that person became an interested stockholder, our board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

•

upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding stock held by persons who are both directors and officers of our corporation or by certain employee stock plans; or

•

on or following the date on which that person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66-2/3% of our outstanding voting stock excluding shares held by the interested stockholder.

An “interested stockholder” is generally a person owning 15% or more of our outstanding voting stock. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder.

PLAN OF DISTRIBUTION

This prospectus covers shares of common stock that we may issue from time to time to acquire, among other things, other securities, businesses or assets. In addition to the shares of common stock offered by this prospectus, we may offer other consideration, including stock options, cash, notes or other evidences of debt, assumption of liabilities or a combination of these types of consideration. In addition, we may lease property from, and enter into management agreements and consulting and non-competition agreements with, the former owners and key executive personnel of the businesses to be acquired.

We expect the terms of acquisitions involving the issuance of the shares of common stock covered by this prospectus to be determined by direct negotiations between our management, including our representatives, and the owners or controlling persons of the businesses or assets to be acquired. Factors taken into account in acquisitions may include, among others, the quality and reputation of the business to be acquired and its management, the strategic market position of the business to be acquired, its proprietary assets, earning power, cash flow and growth potential, and the market value of its common stock when pertinent. The value of our shares of common stock issued in any such acquisition will be offered at prices based upon or reasonably related to the current market value of our common stock. The value will be determined either when the terms of the acquisition are tentatively or finally agreed to, when the acquisition is completed, when we issue the shares or during some other negotiated period. We do not expect to pay underwriting discounts or commissions, although we may pay finders’ fees from time to time in connection with certain acquisitions. Any person receiving finders’ fees may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any profit on the resale of securities purchased by them may be considered underwriting commissions or discounts under the Securities Act.

In an effort to maintain an orderly market in our securities or for other reasons, we may negotiate agreements with persons receiving common stock covered by this prospectus that will limit the number of shares that they may sell at specified intervals. These agreements may be more or less restrictive than restrictions on sales made under exemptions from the registration requirements of the Securities Act, including the requirements under Rule 144 or Rule 145(d), and the persons party to these agreements may not otherwise be subject to the Securities Act requirements. We anticipate that, in general, negotiated agreements will be of limited duration and will permit the recipients of securities issued in connection with acquisitions to sell up to a specified number of shares per week or business day or days. We may also determine to waive any such agreements without public notice.

RESALES OF SHARES

In general, the persons to whom we issue common stock under this prospectus will be able to resell such common stock in the public market without further registration and without being required to deliver a prospectus. However, certain persons who receive such common stock may want to resell those shares in distributions that would require the delivery of a prospectus. With our consent, this prospectus may be used by selling stockholders who may wish to sell such shares of common stock. As used in this prospectus, “selling stockholders” may include donees and pledgees selling common stock received from a named selling stockholder. We may limit our consent to a specified time period and subject our consent to certain limitations and conditions, which may vary by agreement.

We will receive none of the proceeds from any sales by selling stockholders. Any commissions paid or concessions allowed to any broker-dealer, and, if any broker-dealer purchases such shares as principal, any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act. We will pay printing, certain legal, filing and other similar expenses of this offering. Selling stockholders will bear all other expenses, including any brokerage fees, underwriting discounts or commissions and their own legal expenses.

Selling stockholders may sell the shares of common stock offered by this prospectus:

•	through the New York Stock Exchange or any other securities exchange or quotation service that lists or quotes our common stock for trading;

•	in the over-the-counter market;

•	in special offerings;

•	in privately negotiated transactions;

•	by or through brokers or dealers, in ordinary brokerage transactions or transactions in which the broker solicits purchases;

•	in transactions in which a broker or dealer will attempt to sell shares as an agent but may position and resell a portion of the shares as principal;

•	in transactions in which a broker or dealer purchases as principal for resale for its own account;

•	through underwriters or agents; or

•	in any combination of these methods.

Selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The transactions above may include block transactions.

Resales by selling stockholders may be made directly to investors or through securities firms acting as underwriters, brokers or dealers. When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling stockholders’ agent in the resale of the shares by the selling stockholders, or the securities firm may purchase securities from the selling stockholders as principal and thereafter resell the securities from time to time. The fees earned by or paid to the securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts to the extent permissible. The securities firm may resell the securities through other securities dealers, and commissions or concessions to those other dealers may be allowed. We and the selling stockholders may indemnify any securities firm participating in such transactions against certain liabilities, including liabilities under the Securities Act, and may reimburse them for any expenses in connection with an offering or sale of securities. We may also agree to indemnify the selling stockholders against any such liabilities or reimburse them for expenses. Profits, commissions and discounts on sales by persons who may be deemed to be underwriters within the meaning of the Securities Act may be deemed underwriting compensation under the Securities Act.

Selling stockholders may also offer shares of common stock covered by this prospectus by means of prospectuses under other registration statements or pursuant to exemptions from the registration requirements of the Securities Act, including sales that meet the requirements of Rule 144 or Rule 145(d) under the Securities Act. Selling stockholders should seek the advice of their own counsel about the legal requirements for such sales.

This prospectus will be amended or supplemented, if required by the Securities Act and the rules of the Commission, to disclose the name of the selling stockholder, the participating securities firm, if any, the number of shares of common stock involved and other information concerning the resale, including the terms of any distribution, including the names of any underwriters, brokers, dealers or agents and any discounts, commissions, concessions or other items constituting compensation. We may agree to keep the registration statement of which this prospectus forms a part continuously effective until a fixed date or the date on which the shares may be resold without registration under the Securities Act.

WHERE YOU CAN FIND AVAILABLE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the Commission. You may access and read our Commission filings, including the complete registration statement and all of the exhibits to it, through the Commission’s website (http://www.sec.gov). This site contains reports and other information that we file electronically with the Commission. The registration statement and other reports or information can be inspected, and copies may be obtained, at the Public Reference Room of the Commission, 100 F Street, N.E., Washington, D.C 20549. Information on the operation of the Public Reference Room of the Commission may be obtained by calling the Commission at 1-800-SEC-0330.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the Commission under

Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the filing of the registration statement of which this prospectus is a part:

•	Annual Report on Form 10-K for the fiscal year ended September 30, 2007, filed with the Commission on November 29, 2007;

•

Description of our common stock contained in our Registration Statement on Form 8-A, filed with the Commission on November 16, 1989, including any amendment or report filed for the purpose of updating such description; and

•

Description of our preferred stock purchase rights contained in our Registration Statement on Form 8-A/A, filed with the Commission on December 22, 2000, including any amendment or report filed for the purpose of updating such description.

You may request orally or in writing, and we will provide you with, a copy of these filings, at no cost, by calling us at (626) 578-3500 or by writing to us at the following address:

General Counsel

Jacobs Engineering Group Inc.

1111 South Arroyo Parkway

Pasadena, California 91105

In order to ensure timely delivery of the documents incorporated by reference in this prospectus, any request should be made no later than five (5) business days prior to the date on which you plan to make a final investment decision. These filings and reports can also be found on our website, http://www.jacobs.com, by following the links to “Investor Relations” and “SEC Filings.”

FINANCIAL INFORMATION

Our Annual Report on Form 10-K for the fiscal year ended September 30, 2007 contains important financial and operating data regarding us for each of the last five fiscal years ended September 30, 2007, and is incorporated herein by reference. You should carefully consider our operating results and financial conditions contained in the Form 10-K, together with other risks that could materially and adversely affect our business, before making an investment decision.

VALIDITY OF SECURITIES

Gibson, Dunn & Crutcher LLP will render an opinion with respect to the validity of the securities being offered by this prospectus. We have filed the opinion as an exhibit to the registration statement of which this prospectus is a part.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2007, as set forth in their report which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Our Amended and Restated Certificate of Incorporation provides that we shall, to the full extent permitted by the Delaware General Corporation Law or other applicable laws presently or hereafter in effect, indemnify each person who is or was or had agreed to become a director or officer of Jacobs Engineering Group Inc., or each such person who is or was serving or who had agreed to serve at the written request of the board of directors or an officer of Jacobs Engineering Group Inc. as our employee or agent or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in any such case owned or controlled by us, including the heirs, executors, administrators or estate of such person, and eliminates the personal liability of our directors to the full extent permitted by the Delaware General Corporation Law or other applicable laws presently or hereafter in effect. We have also entered into an indemnification agreement with each of our directors and executive officers.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors and officers against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable for negligence or misconduct in the performance of his respective duties to the corporation, although the court in which the action or suit was brought may determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring before the date when such provision becomes effective.

We also have obtained directors and officers liability insurance that provides insurance coverage for certain liabilities which may be incurred by our directors and officers in their capacity as such.

Item 21.	Exhibits and Financial Statement Schedules.

(a) Exhibits:

Exhibit Number	Exhibit
3.1	Amended and Restated Certificate of Incorporation of the Registrant. Filed as Exhibit 3.1 to Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007 and incorporated herein by reference.

3.2	Bylaws of the Registrant. Filed as Exhibit 3.1 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 and incorporated herein by reference.

4.1	See Sections 5 through 18 of Exhibit 3.1.

4.2	See Article II, Section 3.03 of Article III, Article VI and Section 8.04 of Article VIII of Exhibit 3.2.

4.3	Amended and Restated Rights Agreement, amended and restated as of December 20, 2000 by and between the Registrant and Mellon Investor Services LLC, as Rights Agent. Filed as Exhibit 1 to Registrant’s Form 8-A/A filed on December 22, 2000 and incorporated herein by reference.

5.1*	Opinion of Gibson, Dunn & Crutcher LLP, as to the validity of the securities being registered.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (See Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (see signature page of this registration statement).
* Filed herewith.

(b) Financial Statement Schedules:

The financial statement schedules required to be furnished pursuant to Item 21 are hereby incorporated by reference.

Item 22.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) The undersigned Registrant hereby undertakes as follows:

(1) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form; and

(2) that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pasadena, state of California, on December 6, 2007.

JACOBS ENGINEERING GROUP INC.

By:	/s/ Craig L. Martin
Craig L. Martin
Chief Executive Officer, President and Director (Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Craig L. Martin, John W. Prosser, Jr. and William C. Markley, III, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

REGISTRANT OFFICERS AND DIRECTORS

Signature	Title	Date

/s/ Noel G. Watson	Director and Chairman of the Board	December 6, 2007
Noel G. Watson

/s/ Craig L. Martin	Director, President and Principal Executive Officer	December 6, 2007
Craig L. Martin

/s/ John W. Prosser, Jr.	Executive Vice President, Finance and Administration and Treasurer	December 6, 2007
John W. Prosser, Jr.	(Principal Financial Officer)

/s/ Nazim G. Thawerbhoy	Senior Vice President and Controller	December 6, 2007
Nazim G. Thawerbhoy	(Principal Accounting Officer)

/s/ Joseph R. Bronson	Director	December 6, 2007
Joseph R. Bronson

/s/ Robert C. Davidson, Jr.	Director	December 6, 2007
Robert C. Davidson, Jr.

/s/ Edward V. Fritzky	Director	December 6, 2007
Edward V. Fritzky

/s/ Robert B. Gwyn	Director	December 6, 2007
Robert B. Gwyn

/s/ John P. Jumper	Director	December 6, 2007
John P. Jumper

/s/ Dale R. Laurance	Director	December 6, 2007
Dale R. Laurance

/s/ Linda Fayne Levinson	Director	December 6, 2007
Linda Fayne Levinson

/s/ Benjamin F. Montoya	Director	December 6, 2007
Benjamin F. Montoya

/s/ Thomas M.T. Niles	Director	December 6, 2007
Thomas M.T. Niles

EXHIBIT INDEX

Exhibit Number	Exhibit
3.1	Amended and Restated Certificate of Incorporation of the Registrant. Filed as Exhibit 3.1 to Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007 and incorporated herein by reference.

3.2	Bylaws of the Registrant. Filed as Exhibit 3.1 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 and incorporated herein by reference.

4.1	See Sections 5 through 18 of Exhibit 3.1.

4.2	See Article II, Section 3.03 of Article III, Article VI and Section 8.04 of Article VIII of Exhibit 3.2.

4.3	Amended and Restated Rights Agreement, amended and restated as of December 20, 2000 by and between the Registrant and Mellon Investor Services LLC, as Rights Agent. Filed as Exhibit 1 to Registrant’s Form 8-A/A filed on December 22, 2000 and incorporated herein by reference.

5.1*	Opinion of Gibson, Dunn & Crutcher LLP, as to the validity of the securities being registered.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (See Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (see signature page of this registration statement).

*	Filed herewith.